Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
Second Quarter Revenue Totaled $310.2 Million, Representing Year-over-Year Growth of 338% on an As-Reported Basis and Year-over-Year Growth of 63% on a Pro Forma Basis
Strong Top-Line Growth and Operating Leverage Continue to Drive Significant Growth in Earnings and Cash Flow
Synergies Starting to be Realized as the Company’s End-to-End Platform Exploits a Vastly Larger Addressable Market Opportunity
Austin, TX – November 2, 2021 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal second quarter ended September 30, 2021. The Company completed the acquisitions of AdColony Holdings AS and Fyber N.V. on April 29 and May 25, 2021, respectively. Specific references made to “pro forma” results in this release provide investors with quarterly results and comparisons as if all acquired businesses were owned for the entirety of the second quarter of fiscal 2021. The Company believes that pro forma results, where applicable, can provide investors with more relevant year-over-year comparisons. The reconciliations between the pro forma and GAAP financial results for the relevant periods are provided in the tables following the Unaudited Consolidated Statements of Cash Flows below.
Recent Financial Highlights:
•Fiscal second quarter of 2022 revenue totaled $310.2 million, representing a 338% increase year-over-year on an as-reported basis and a 63% increase year-over-year as compared to the comparable pro forma figure for the fiscal second quarter of 2021.
•GAAP net loss for the fiscal second quarter of 2022, inclusive of a $22.1 million fair value adjustment to the contingent acquisition-related earn-outs, was $5.9 million, or ($0.06) per share, as compared to GAAP net income of $0.4 million, or $0.00 per share for the fiscal second quarter of 2021. Non-GAAP adjusted net income1 for the fiscal second quarter of 2022 was $45.3 million, or $0.44 per share, as compared to Non-GAAP adjusted net income of $14.5 million, or $0.15 per share, in the fiscal second quarter of 2021.
•Non-GAAP adjusted EBITDA2 for the fiscal second quarter of 2022 was $47.9 million, representing growth of 191% as compared to Non-GAAP adjusted EBITDA of $16.5 million in the fiscal second quarter of 2021.
“I am pleased that we delivered record financial results in the second quarter, but even more pleased with how we have strategically laid the foundation to capture a dramatically expanded market opportunity set in future quarters and years,” said Bill Stone, CEO. “Our first full quarter reporting as a consolidated entity provided early evidence of the financial benefits from our greater scope and scale. Meanwhile, we are now strategically positioning the Company for continued success in the future with a fully differentiated end-to-end platform. The integration is proceeding ahead of our own initial expectations and has been very well-received by partners and customers across the full spectrum of the platform. Revenue synergies are already materializing ahead of our expectations, even though we are merely at the onset of exploiting our platform’s inherent competitive advantages. Execution continues to be our primary focus, as we confidently aspire to realize far greater, more strategic synergies in future quarters.”

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

Mr. Stone concluded, “With respect to our financial performance during the September quarter, we continued to witness strong demand from app publishers and advertisers for our unique set of product offerings across the full range of the platform. Our On-Device Media revenue and our In-App Media revenue each increased more than 60% year-over-year on a pro forma basis. Within the On-Device Media segment, our primary health metric, revenue-per-device (“RPD”), increased more than 50% year-over-year on devices in the U.S., and more than 100% on devices outside of the U.S. during what was an all-time record quarter for the total number of new devices activated globally with our software installed. Scale efficiencies and disciplined expense controls once again enabled us to translate this top-line growth into non-GAAP adjusted EBITDA and non-GAAP EPS growth of more than 190% on a year-over-year basis. We expect to continue to demonstrate incremental profitable operating leverage, particularly as we realize considerable additional acquisition-related synergies. In summary, I am more upbeat than ever about the Company’s future, as I believe that our ‘One DT’ platform is ideally positioned to not only adapt to, but will in fact fully benefit from, several key developing trends within our industry, such as the diversification of ad spend into other fully calculable performance-driven options, legislative and regulatory actions designed to foster alternative market opportunities, and the recent wave of ad-tech consolidation which has reduced the number of independent competitors, thereby further differentiating the uniqueness of our strategic market approach.”
Fiscal 2022 Second Quarter Financial Results
Total revenue for the second quarter of fiscal 2022 was $310.2 million. Total “On-Device Media” revenue, which represents revenue derived from the Company’s Application Media and Content Media platform products, increased 73% year-over-year to $129.4 million. Before intercompany eliminations, total “In-App Media” revenue, which represents revenue derived from the Fyber and AdColony businesses, increased 61% year-over-year on a pro forma basis to $187.2 million. Fyber contributed $125.7 million during the quarter, while AdColony contributed $61.5 million during the quarter.
GAAP net loss for the fiscal second quarter of 2022, inclusive of a $22.1 million fair value adjustment to the contingent acquisition-related earn-outs, was $5.9 million, or ($0.06) per share, as compared to GAAP net income from continuing operations of $0.4 million, or $0.00 per share for the second quarter of fiscal 2021. Non-GAAP adjusted net income1 for the second quarter of fiscal 2022 was $45.3 million, or $0.44 per share, as compared to Non-GAAP adjusted net income of $14.5 million, or $0.15 per share, in the second quarter of fiscal 2021.
Non-GAAP adjusted EBITDA2 for the second quarter of fiscal 2022 was $47.9 million as compared to Non-GAAP adjusted EBITDA of $16.5 million in the second quarter of fiscal 2021. The reconciliations between GAAP and Non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

Business Outlook
Based on information available as of November 2, 2021, the Company currently expects the following for the third quarter of fiscal 2022:
•Revenue of between $350 million and $355 million
•Non-GAAP adjusted EBITDA2 of between $53 million and $56 million
•Non-GAAP adjusted EPS1 of between $0.41 and $0.44, based on approximately 105 million diluted shares outstanding and an effective tax rate of between 15% and 20% on non-GAAP adjusted net income
It is not reasonably practicable to provide a business outlook for GAAP net income because the Company cannot reasonably estimate the changes in stock-based compensation expense, which is directly impacted by changes in the Company’s stock price, any adjustment to the contingent earn-out provisions, which will continue to be adjusted to fair value through the end of the earn-out periods, or other items that are difficult to predict with precision.
About Digital Turbine, Inc.
Digital Turbine is the leading independent mobile growth platform and levels up the landscape for advertisers, publishers, carriers and OEMS. By integrating a full ad stack with proprietary technology built into devices by wireless operators and OEMs, Digital Turbine supercharges advertising and monetization. The company is headquartered in Austin, Texas, with global offices in New York, Los Angeles, San Francisco, London, Berlin, Singapore, Tel Aviv and other cities serving top agency, app developer and advertising markets. For additional information visit www.digitalturbine.com.

Conference Call
Management will host a conference call today at 4:30 p.m. ET to discuss its fiscal 2022 second quarter financial results and provide operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.
For those who are not able to join the live call, a playback will be available through November 9, 2021. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10161500.
The conference call will discuss forward guidance and other material information.
Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted net income and earnings per share (“EPS”) and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
1Non-GAAP adjusted net income and EPS are defined as GAAP net income and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, adjustments in the fair value of earn-out liabilities associated with acquisitions, and transaction-related expenses and compensation costs. Readers are cautioned that non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.
2Non-GAAP adjusted EBITDA is calculated as GAAP net income excluding the following cash and non-cash expenses: net interest income/(expense), adjustments in the fair value of earn-out liabilities associated with acquisitions, income tax provision, depreciation and amortization, stock-based compensation expense, amortization of intangibles, foreign exchange transactions, and transaction-related expenses and compensation costs. Readers are cautioned that non-GAAP adjusted EBITDA should not be construed as an alternative to net income determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.
Non-GAAP adjusted EBITDA and non-GAAP adjusted net income and EPS are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.
Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:
•a decline in general economic conditions nationally and internationally
•decreased market demand for our products and services
•market acceptance and brand awareness of our products
•risks associated with indebtedness

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

•the ability to comply with financial covenants in outstanding indebtedness
•the ability to protect our intellectual property rights
•risks associated with adoption of our platform among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our platform)
•actual mobile device sales and sell-through where our platform is deployed is out of our control
•risks associated with our ability to manage the business amid the COVID-19 pandemic
•the impact of COVID-19 on our partners, digital advertising spend and consumer purchase behavior
•the impact of COVID-19 on our results of operations
•risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our mobile platform
•risks associated with the activities of advertisers
•risks associated with the timing of our platform software pushes to the embedded bases of carrier and OEM partners
•risks associated with end user take rates of carrier and OEM software pushes which include our platform
•new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•risks associated with fluctuations in the number of our platform slots across US carrier partners
•required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•customer adoption that either we or the market may expect
•the difficulty of extrapolating monthly demand to quarterly demand
•the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)
•ability as a smaller company to manage international operations
•varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•changes in economic conditions and market demand
•rapid and complex changes occurring in the mobile marketplace
•pricing and other activities by competitors
•technology management risk as the Company needs to adapt to a rapidly developing mobile device marketplace, complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources
•system security risks and cyberattacks
•risks and uncertainties associated with the integration of the acquisition of AdColony, including our ability to realize the anticipated benefits of the acquisition

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

•risks and uncertainties associated with the integration of the acquisition of Fyber, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions
•risks associated with the failure or inability to pay the future consideration due in the AdColony and Fyber acquisitions
•challenges and risks associated with our rapid growth by acquisitions and resulting significant demands on our management and infrastructure
•challenges and risks associated with our global operations and related business, political, regulatory, operational, financial, and economic risks as a result of our global operations
•other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.
You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact:
Brian Bartholomew
Digital Turbine, Inc.
brian.bartholomew@digitalturbine.com
SOURCE Digital Turbine, Inc.
Digital Turbine, Inc.

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	Three months ended September 30,
	2021	2020
	Unaudited	Unaudited
Net revenues	$310,205	$70,893
Costs of revenues and operating expenses
License fees and revenue share	213,145	40,532
Other direct costs of revenues	3,838	662
Product development	17,904	4,217
Sales and marketing	17,479	4,835
General and administrative	41,307	8,531
Total costs of revenues and operating expenses	293,673	58,777
Income from operations	16,532	12,116
Interest and other income / (expense), net
Change in fair value of contingent consideration	(22,087)	(10,757)
Interest expense, net	(1,955)	(287)
Foreign exchange transaction loss	(249)	—
Other expense, net	(477)	(38)
Total interest and other income / (expense), net	(24,768)	(11,082)
Income / (loss) before income taxes	(8,236)	1,034
Income tax provision / (benefit)	(2,349)	661
Net income / (loss)	(5,887)	373
Less: net loss attributable to non-controlling interest	(35)	—
Net income / (loss) attributable to Digital Turbine, Inc.	(5,852)	373
Other comprehensive loss
Foreign currency translation adjustment	(15,892)	(45)
Comprehensive income / (loss)	(21,779)	328
Less: comprehensive loss attributable to non-controlling interest	(128)	—
Comprehensive income / (loss) attributable to Digital Turbine, Inc.	$(21,651)	$328
Net income / (loss) per common share
Basic	$(0.06)	$—
Diluted	$(0.06)	$—
Weighted-average common shares outstanding
Basic	96,157	88,035
Diluted	96,157	96,057

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share amounts)

	September 30, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$95,522	$30,778
Restricted cash	695	340
Accounts receivable, net	228,107	61,985
Prepaid expenses and other current assets	20,852	4,282
Total current assets	345,176	97,385
Property and equipment, net	22,116	13,050
Right-of-use assets	17,914	3,495
Deferred tax assets, net	—	12,963
Intangible assets, net	467,528	53,300
Goodwill	559,033	80,176
Other non-current assets	844	—
TOTAL ASSETS	$1,412,611	$260,369

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$167,104	$34,953
Accrued license fees and revenue share	81,881	46,196
Accrued compensation	23,675	9,817
Short-term debt	13,423	14,557
Other current liabilities	20,549	5,626
Acquisition purchase price liabilities	335,500	—
Total current liabilities	642,132	111,149
Long-term debt, net of debt issuance costs	244,001	—
Deferred tax liabilities, net	19,571	—
Other non-current liabilities	18,525	4,108
Total liabilities	924,229	115,257
Commitments and contingencies (Note 13)
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1)	100	100
Common stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1)	10	10
Additional paid-in capital	741,781	373,310
Treasury stock (754,599 shares at September 30, 2021 and March 31, 2021)	(71)	(71)
Accumulated other comprehensive loss	(36,721)	(903)
Accumulated deficit	(218,902)	(227,334)
Total stockholders' equity attributable to Digital Turbine, Inc.	486,197	145,112
Non-controlling interest	2,185	—
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,412,611	$260,369

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended September 30,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income / (loss)	$(5,887)	$373
Adjustments to reconcile net income / (loss) to net cash provided by by operating activities:
Depreciation and amortization	16,328	1,689
Non-cash interest expense	171	18
Stock-based compensation	3,330	2,230
Stock-based compensation for services rendered	2,595	285
Change in fair value of contingent consideration	22,087	10,757
Right-of-use asset	1,323	183
Deferred income taxes	(2,699)	—
(Increase) / decrease in assets:
Accounts receivable, gross	(13,038)	(3,049)
Allowance for credit losses	(57)	219
Prepaid expenses and other current assets	(425)	1,181
Other non-current assets	(65)	—
Increase / (decrease) in liabilities:
Accounts payable	16,280	6,474
Accrued license fees and revenue share	(2,191)	(1,422)
Accrued compensation	1,262	2,243
Other current liabilities	188	2,969
Other non-current liabilities	(2,451)	(496)
Net cash provided by operating activities	36,751	23,654

Cash flows from investing activities
Business acquisitions, net of cash acquired	(21,452)	(736)
Capital expenditures	(6,047)	(2,168)
Net cash used in investing activities	(27,499)	(2,904)

Cash flows from financing activities
Proceeds from borrowings	30,093	—
Payment of contingent consideration	—	(9,302)
Options and warrants exercised	1,460	3,091
Repayment of debt obligations	(26,576)	(250)
Net cash provided by / (used in) financing activities	4,977	(6,461)

Effect of exchange rate changes on cash	(2,024)	(45)

Net change in cash	12,205	14,244

Cash and restricted cash, beginning of period	84,012	18,723

Cash and restricted cash, end of period	$96,217	$32,967

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

PRO FORMA REVENUE
(in thousands)
(Unaudited)

	Three months ended September 30,
	2021	2020	% Change
On Device Media	$129,449	$74,700	73%
AdColony	61,495	51,592	19%
Fyber	125,727	64,988	93%
Elimination	(6,466)	(1,123)	476%
Consolidated	$310,205	$190,157	63%

GAAP INCOME FROM OPERATIONS TO NON-GAAP GROSS PROFIT
(in thousands)
(Unaudited)

	Three months ended September 30,
	2021	2020
Net revenues	$310,205	$70,893
Income from operations	16,532	12,116
Add-back items:
Product development	17,904	4,217
Sales and marketing	17,479	4,835
General and administrative	41,307	8,531
Depreciation of software included in other direct costs of revenue	771	431
Non-GAAP gross profit	$93,993	$30,130
Non-GAAP gross profit percentage	30%	43%

GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME
(in thousands)
(Unaudited)

	Three months ended September 30,
	2021	2020
Net income / (loss)	$(5,887)	$373
Add-back items:
Stock and stock option compensation	5,925	2,515
Amortization of intangibles	13,999	670
Adjustment for estimated earn-out liability	22,087	10,757
Transaction-related expenses and compensation costs	9,159	150
Non-GAAP adjusted net income	$45,283	$14,465
Non-GAAP adjusted net income per share	$0.44	$0.15
Weighted-average common shares outstanding, diluted	102,721	96,057

Digital Turbine Reports Fiscal 2022 Second Quarter Financial Results
November 2, 2021

GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Three months ended September 30,
	2021	2020
Net income / (loss)	$(5,887)	$373
Add-back items:
Stock and stock option compensation	5,925	2,515
Amortization of intangibles	13,999	670
Depreciation expense	2,329	1,019
Interest expense, net	1,955	287
Other expense, net	477	38
Change in fair value of contingent consideration	22,087	10,757
Foreign exchange transaction loss	249	—
Income tax provision	(2,349)	661
Transaction-related expenses and compensation costs	9,159	150
Non-GAAP adjusted EBITDA	$47,944	$16,470

GAAP CASH FLOW FROM OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(in thousands)
(Unaudited)

	Three months ended September 30,
	2021	2020
Net cash provided by operating activities	$36,751	$23,654
Capital expenditures	(6,047)	(2,168)
Transaction-related expenses and compensation costs	9,159	150
Non-GAAP free cash flow	$39,863	$21,636